EXHIBIT 5.1
March 14, 2008
Javelin Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140
Ladies and Gentlemen:
     We are acting as counsel to Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8, File No. 333-        (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus (the “Prospectus”) that is a part of the Registration Statement, relating to the registration of 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for delivery under the Company’s 2005 Omnibus Stock Incentive Plan.
     This opinion is being rendered in connection with the filing by the Company of the Registration Statement with the Commission.
     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as in effect on the date hereof; (iii) the 2005 Omnibus Stock Incentive Plan, as Amended and Restated; (iv) the resolutions adopted by the Board of Directors and the stockholders of the Company relating to each of the foregoing and (iv) such other documents, certificates or other records as we have deemed necessary or appropriate.
     Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:
     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     (2) The Shares of Common Stock included in the Registration Statement have been duly authorized and when issued in accordance with the terms of the 2005 Omnibus Stock Incentive Plan and the respective option agreements will be validly issued, and fully paid and non-assessable.
     This opinion is limited to (i) the laws of the State of New York; (ii) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting such laws; and (iii) the federal laws of the United States of America.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Very truly yours,
/s/ Pryor Cashman LLP
Pryor Cashman LLP